EXHIBIT 107

Calculation of Filing Fee Table

FORM F-3

(Form Type)

GSK plc

(Exact Name of Registrant as Specified in its Charter)

GlaxoSmithKline Capital Inc.

(Exact Name of Registrant as Specified in its Charter)

GlaxoSmithKline Capital plc

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Debt	Debt securities of GSK plc	—	—	—	—	—	—

Fees to Be Paid	Debt	Guaranteed debt securities of GlaxoSmithKline Capital Inc.	—	—	—	—	—	—

Fees to Be Paid	Debt	Guaranteed debt securities of GlaxoSmithKline Capital plc	—	—	—	—	—	—

Fees to Be Paid	Other	Guarantees of GSK plc in connection with guaranteed debt securities	457(n) (2)	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$10,000,000,000	100%	$10,000,000,000	$110.20 per $1,000,000	$1,102,000

	Total Offering Amounts					$10,000,000,000		$1,102,000

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$1,102,000

(1) The amount to be registered, proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the Registrants in connection with the issuance by the Registrants of the securities hereunder and is not specified as to each class of security. The maximum aggregate offering price of all securities issued by the Registrants pursuant to this registration statement shall not exceed $10,000,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The proposed maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2) No separate consideration will be received for the guarantees in connection with the guaranteed debt securities. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.